SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report: November 3, 2011

(Date of earliest event reported)

SALLY BEAUTY HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-33145	36-2257936
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification Number)

3001 Colorado
Boulevard
Denton, Texas 76210

(Address of principal executive offices)

(940) 898-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On November 3, 2011, Sally Beauty Holdings, Inc. (“Sally Beauty”) issued the news releases attached hereto as Exhibits 99.1 and 99.2 announcing, respectively, (1) the proposed private placement by its subsidiaries, Sally Holdings LLC and Sally Capital Inc., of Senior Notes due 2019 (the “Senior Notes”) and (2) the increase in size and pricing of the private placement of the Senior Notes. The contents of such news releases are incorporated by reference in this Item 8.01.

On November 2, 2011, Sally Beauty issued a news release announcing its acquisition by its subsidiary Salon Success B.V. of Kappersservice Floral B.V. and two related companies, Hair Zone B.V. and Exphair B.V., for 22.5 million Euros, or approximately $30 million.

Item 9.01.  Financial Statements and Exhibits.

(d)           The following Exhibits are filed herewith as part of this report:

99.1	News Release of Sally Beauty announcing the proposed private placement by Sally Holdings LLC and Sally Capital Inc. of the Senior Notes, dated November 3, 2011.

99.2	News Release of Sally Beauty announcing the increase in size and pricing of the private placement by Sally Holdings LLC and Sally Capital Inc. of the Senior Notes, dated November 3, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SALLY BEAUTY HOLDINGS, INC.

November 3, 2011	By:	/s/ Matthew O. Haltom
Name: Matthew O. Haltom
Title: Vice President and Assistant Secretary